Revolving Credit Note
                                                           EXHIBIT 10.16
                                                           -------------
                     REVOLVING CREDIT NOTE

$15,000,000                                     November 25, 1997
                                          Los Angeles, California

       FOR VALUE RECEIVED, CADIZ LAND COMPANY, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ING BARING (U.S.) CAPITAL CORPORATION, a Delaware corporation (the "Lender"), at the place and currency and manner designated in the Credit Agreement referred to below and in immediately available funds, the principal sum of FIFTEEN MILLION Dollars ($15,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrowers under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at the place and currency and manner designated in the Credit Agreement, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The date, amount, interest rate and Interest Payment Date of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Lender.

      This Note is one of the Notes referred to in the Credit Agreement dated as of November 25, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among CADIZ LAND COMPANY, INC., the LENDERS party hereto, and ING BARING (U.S.) CAPITAL CORPORATION, as Administrative Agent, and evidences Revolving Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

      Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

      This Note shall be governed by, and construed in accordance with, the law of the State of California.

                         CADIZ LAND COMPANY, INC.,
                           the Borrower

                            by: /s/  Stanley E. Speer
                                ---------------------
                                Name:   Stanley E. Speer
                                Title:  Chief Financial Officer


                  SCHEDULE OF REVOLVING LOANS

      This Note evidences Revolving Loans made, continued or converted under the within-described Credit Agreement to the Borrowers, on the dates,  in  the  principal amounts, bearing interest at  the  rates  and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, continuations, conversions and prepayments of principal set forth below:



      Date                  Amount Paid,
     Made,      Principal     Prepaid,     Unpaid
   Continued      Amount     Continued   Principal    Notation
  Or Converted   of Loan    or Converted   Amount     Made by
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